Exhibit 10.3

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this "Third Amendment") is made and entered into as of April 25, 2023, by and between HCP BTC, LLC, a Delaware limited company (“Landlord”), and NKARTA, INC., a Delaware corporation (“Tenant”).

r e c i t a l s :

A. Landlord and Tenant entered into that certain Lease dated July 9, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 5, 2021 (the “First Amendment”) and that certain Second Amendment to Lease dated August 11, 2022 (the “Second Amendment”) and together with the Original Lease and First Amendment, the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises containing approximately 88,106 rentable square feet (collectively, the “Premises”) consisting of the entire building located at 1150 Veterans Boulevard, South San Francisco, California (“Building”).

B. Landlord and Tenant desire to make modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.
2.
Form of L-C. The first sentence of Section 21.1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 8 of the Lease Summary (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Landlord) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any

Exhibit 10.3

equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be a form approved by the Landlord.”

3.
No Further Modification; Conflict. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the Lease and this Third Amendment, the terms of this Third Amendment shall prevail.

[Signature Page Follows]

Exhibit 10.3

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”	“TENANT"
HCP BTC, LLC., a Delaware limited liability company	NKARTA, INC., a Delaware corporation
By: /s/ Scott R. Bohn Name: Scott R. Bohn Its: Chief Development Officer	By: /s/ Nadir Mahmood Name: Nadir Mahmood Its: Chief Financial and Business Officer